EXHIBIT 99

MEDIA CONTACT:	INVESTOR CONTACT:
Connie Pautz Corporate Communications Director Hutchinson Technology 320-587-1823	Darlene Polzin Investor Relations Director Hutchinson Technology 320-587-1605

HUTCHINSON TECHNOLOGY REPORTS THIRD QUARTER EARNINGS PER SHARE OF $0.65
ON INCREASED OUTPUT AND RECORD QUARTERLY REVENUES

Third Quarter Results Include Net Tax Benefit of $2.8 Million, or $0.09 Per Diluted Share

HUTCHINSON, Minn., July 21, 2005 -— Hutchinson Technology Incorporated (Nasdaq/NMS: HTCH) today reported net income of $19,642,000, or $0.65 per diluted share, on net sales of $169,676,000 for its fiscal third quarter ended June 26, 2005. Net income for the quarter was increased by approximately $2.8 million, or $0.09 per diluted share, as a result of a refund, with interest, of certain Minnesota corporate income taxes paid for the years 1995 through 1999 and the reversal of a related tax reserve, offset in part by an adjustment to the carrying value of net operating loss (NOL) carryforwards. Excluding these items, the company’s fiscal 2005 third quarter net income would have totaled $16,850,000, or $0.56 per diluted share.

In the comparable fiscal 2004 period, the company reported net income of $40,340,000, or $1.30 per diluted share, on net sales of $100,400,000. Results for the 2004 period included a reversal of certain reserves related to the future tax benefits of NOL carryforwards, which increased fiscal 2004 third quarter net income by approximately $36.2 million, or $1.14 per diluted share. Excluding this tax benefit, the company’s fiscal 2004 third quarter net income would have totaled $4,138,000, or $0.16 per diluted share.

For the 39 weeks ended June 26, 2005, Hutchinson Technology reported net income of $48,224,000, or $1.63 per diluted share, on net sales of $473,336,000. Excluding the fiscal third quarter items described above, net income for the 39 weeks ended June 26, 2005 would have totaled $45,432,000, or $1.54 per diluted share. For the comparable fiscal 2004 period, the company reported net income of $68,159,000, or $2.22 per diluted share, on net sales of $347,390,000. Excluding the fiscal 2004 tax benefit noted above, the company’s fiscal 2004 year-to-date net income would have totaled $31,957,000, or $1.08 per diluted share.

Hutchinson Technology President and Chief Executive Officer Wayne Fortun said demand for suspension assemblies remained strong in the third quarter, but that capacity constraints resulted in shipments below the company’s initial expectations. “Our shipments increased for the fourth consecutive quarter and our net sales for the period reached a record high,” said Fortun. “We were, however, unable to meet some customers’ requirements fully because our additions to capacity for the quarter were short of our goals.”

2—Hutchinson Technology Reports Third Quarter Results

Fortun said that the demand-capacity mismatch was greatest late in the third quarter because of product mix issues, and that the company is working to correct the mismatch and expects to resolve it in the fourth quarter. In addition, while the company was capacity constrained on certain products in the third quarter, it was also able to build inventory on other customer programs.

The company shipped approximately 188 million suspension assemblies during the fiscal 2005 third quarter, up from approximately 181 million in the preceding quarter and 114 million in the fiscal 2004 third quarter. Overall average selling prices in the 2005 third quarter were $0.86 compared with $0.85 in both the preceding quarter and the fiscal 2004 third quarter. The increase results in part from a richer mix of products incorporating value-added features. TSA suspensions accounted for approximately 88 percent of units shipped during the quarter.

Gross margin in the 2005 third quarter was 30 percent compared with 30 percent in the preceding quarter and 24 percent in the 2004 third quarter. The increase in 2005 third quarter gross margin compared to the 2004 period resulted primarily from the increase in volume, partially offset by inefficiencies resulting from operating at peak capacity while bringing new units into production and by higher costs for expedited production and shipping.

The company generated approximately $48.3 million in cash from operations during the 2005 third quarter. At quarter end, the company’s cash, cash equivalents and securities held for sale totaled $264.3 million compared with $281.6 million at the end of the preceding quarter.

Commenting on demand trends and production capacity, Fortun said suspension assembly shipments industry-wide are now expected to increase by approximately 35 percent in calendar 2005 compared with 2004, with disk drive shipments estimated to increase more than 20 percent in calendar 2005. “We expect our capacity to be at about 20 million parts per week early in our fiscal 2006 first quarter, up from about 16 million at the end of the third quarter,” said Fortun. “At 20 million parts per week, we believe our output will be better aligned with demand, but we will continue to expand capacity as demand requires.”

For its fiscal 2005 fourth quarter, the company currently expects suspension assembly shipments to range from 190 to 200 million units in what has historically been a seasonally slower period. Overall average selling prices are expected to range from $0.85 to $0.87 generating 2005 fourth quarter net sales of approximately $165 million to $180 million. The company is expecting 2005 fourth quarter gross margins of 28 to 30 percent resulting in net income per diluted share of $0.55 to $0.65.

Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.

3—Hutchinson Technology Reports Third Quarter Results

This announcement contains forward-looking statements regarding demand for and shipments of the company’s products, the company’s manufacturing capacity, and worldwide suspension assembly and disk drive shipments, results of operations and operating performance. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company’s ability to increase manufacturing capacity, the company’s ability to produce suspension assemblies with features at levels of precision, quality, variety, volume and cost its customers require, changes in product mix, changes in required investment to increase manufacturing capacity and other factors described from time to time in the company’s reports filed with the Securities and Exchange Commission.

The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Daylight Time (CDT) on July 21, 2005. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology’s web site at www.htch.com or at www.streetevents.com. Webcast participants will need to complete a brief registration form and should allow extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 6:00 p.m. CDT on July 21 until midnight CDT on July 25. To access the replay, dial 800-405-2236 or 303-590-3000 and enter 11032651# at the reservation number prompt.

4—Hutchinson Technology Reports Third Quarter Results

Hutchinson Technology Incorporated
(Nasdaq/NMS: HTCH)

	Thirteen Weeks Ended
	June 26, 2005	June 27, 2004

Net sales	$169,676,000	$100,400,000
Gross profit	$51,434,000	$23,880,000
Income from operations	$20,713,000	$1,318,000
Net income	$19,642,000	$40,340,000
Net income per common share:
Basic	$0.77	$1.55
Diluted	$0.65	$1.30
Net income — excluding tax benefit	$16,850,000	$4,138,000
Net income per common share – excluding tax benefit:
Basic	$0.66	$0.16
Diluted	$0.56	$0.16

Weighted average common and common equivalent shares outstanding:
Basic	25,378,000	26,073,000
Diluted	31,103,000	31,599,000

	Thirty-Nine Weeks Ended
	June 26, 2005	June 27, 2004

Net sales	$473,336,000	$347,390,000
Gross profit	$140,072,000	$100,955,000
Income from operations	$53,451,000	$33,601,000
Net income	$48,224,000	$68,159,000
Net income per common share:
Basic	$1.92	$2.62
Diluted	$1.63	$2.22
Net income — excluding tax benefit	$45,432,000	$31,957,000
Net income per common share – excluding tax benefit:
Basic	$1.81	$1.23
Diluted	$1.54	$1.08

Weighted average common and common equivalent shares outstanding:
Basic	25,107,000	26,016,000
Diluted	30,724,000	31,712,000

	At June 26, 2005	At Sept. 26, 2004
Total assets	$809,377,000	$688,392,000
Cash and cash equivalents	$47,749,000	$33,704,000
Securities available for sale	$216,567,000	$224,356,000
Total shareholders’ investment	$548,010,000	$473,552,000

(Full financial statements follow)

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations – Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2005	2004	2005	2004
Net sales	$169,676	$100,400	$473,336	$347,390
Cost of sales	118,242	76,520	333,264	246,435

Gross profit	51,434	23,880	140,072	100,955
Research and development expenses	9,571	7,441	25,488	19,115
Selling, general and
administrative expenses	21,150	15,121	61,133	48,239

Income from operations	20,713	1,318	53,451	33,601
Interest expense	(395)	(815)	(1,636)	(2,621)
Interest Income	3,020	1,230	5,724	3,373
Other income, net	1,283	1,082	3,586	2,806

Income before income taxes	24,621	2,815	61,125	37,159
Provision (benefit) for income taxes	4,979	(37,525)	12,901	(31,000)

Net income	$19,642	$40,340	$48,224	$68,159

Basic earnings per share	$0.77	$1.55	$1.92	$2.62

Diluted earnings per share	$0.65	$1.30	$1.63	$2.22

Weighted average common
shares outstanding	25,378	26,073	25,107	26,016

Weighted average common
and diluted shares outstanding	31,103	31,599	30,724	31,712

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets — Unaudited
(In thousands, except shares data)

	June 26,	September 26,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$47,749	$33,704
Securities available for sale	216,567	224,356
Trade receivables, net	91,484	69,073
Other receivables	11,611	7,272
Inventories	42,611	35,319
Deferred tax assets	6,928	9,415
Prepaid taxes and other	5,588	5,657

Total current assets	422,538	384,796
Property, plant and equipment, net	305,608	213,761
Deferred tax assets	61,657	68,211
Other assets	19,574	21,624

	$809,377	$688,392

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$67,862	$29,310
Accrued expenses	14,338	12,759
Accrued compensation	26,497	19,816

Total current liabilities	108,697	61,885
Convertible subordinated notes	150,000	150,000
Other long-term liabilities	2,670	2,955
Shareholders’ investment:
Common stock $.01 par value, 100,000,000 shares
authorized, 25,491,000 and 24,394,000
issued and outstanding	255	244
Additional paid-in capital	390,110	363,786
Accumulated other comprehensive income	(689)	(588)
Accumulated earnings	158,334	110,110

Total shareholders' investment	548,010	473,552

	$809,377	$688,392

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows — Unaudited
(Dollars in thousands)

	Thirty-Nine Weeks Ended
	June 26,	June 27,
	2005	2004
Operating activities:
Net income	$48,224	$68,159
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	49,057	43,245
Deferred income taxes	14,301	(36,426)
Loss on disposal of assets	52	186
Changes in operating assets and liabilities	10,569	408

Cash provided by operating activities	122,203	75,572

Investing activities:
Capital expenditures	(137,182)	(59,726)
Purchases of marketable securities	(413,983)	(335,367)
Sales of marketable securities	422,370	315,933

Cash used for investing activities	(128,795)	(79,160)

Financing activities:
Repayments of long-term debt	—	—
Repayments of capital lease obligation	—	—
Net proceeds from issuance of convertible subordinated notes	-	-
Net proceeds from issuance of common stock	20,637	8,552

Cash provided by (used for) financing activities	20,637	8,552

Net increase in cash and cash equivalents	14,045	4,964
Cash and cash equivalents at beginning of period	33,704	67,505

Cash and cash equivalents at end of period	$47,749	$72,469

Hutchinson Technology Incorporated
Earnings Per Share Calculation — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2005	2004	2005	2004
Net income (A)	$19,642	$40,340	$48,224	$68,159
Plus: interest expense on convertible
subordinated notes	1,008	1,008	3,025	3,022
Less: additional profit sharing expense and
income tax provision	358	228	1,046	683

Net income available to common shareholders (B)	$20,292	$41,120	$50,203	$70,498

Weighted average common shares outstanding (C)	25,378	26,073	25,107	26,016
Dilutive potential common shares	5,725	5,526	5,617	5,696

Weighted average common and diluted shares outstanding (D)	31,103	31,599	30,724	31,712

Basic earnings per share [(A)/(C)]	$0.77	$1.55	$1.92	$2.62
Diluted earnings per share [(B)/(D)]	$0.65	$1.30	$1.63	$2.22

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	GAAP			Non-GAAP	GAAP			Non-GAAP
	June 26,	Non-GAAP		June 26,	June 26,	Non-GAAP		June 26,
	2005	Adjustments		2005	2005	Adjustments		2005
Net sales	$169,676	$—		$169,676	$473,336	$—		$473,336
Cost of sales	118,242	—		118,242	333,264	—		333,264

Gross profit	51,434	—		51,434	140,072	—		140,072
Research and development expenses	9,571	—		9,571	25,488	—		25,488
Selling, general and administrative expenses	21,150	133	(3)	21,017	61,133	133	(3)	61,000

Income from operations	20,713	(133)		20,846	53,451	(133)		53,584
Interest expense	(395)	—		(395)	(1,636)	—		(1,636)
Interest Income	3,020	1,249	(2)	1,771	5,724	1,249	(2)	4,475
Other income, net	1,283	—		1,283	3,586	—		3,586

Income before income taxes	24,621	1,116		23,505	61,125	1,116		60,009
Provision (benefit) for income taxes	4,979	(1,676)	(1)	6,655	12,901	(1,676)	(1)	14,577

Net income	$19,642	$2,792		$16,850	$48,224	$2,792		$45,432

Basic earnings per share	$0.77			$0.66	$1.92			$1.81

Diluted earnings per share	$0.65			$0.56	$1.63			$1.54

Weighted average common shares outstanding	25,378			25,378	25,107			25,107

Weighted average common and diluted shares outstanding	31,103			31,103	30,724			30,724

(1) Amounts reflect the refund of certain Minnesota corporate income taxes paid for the year 1995 through 1999 and the reversal of a related tax reserve offset in part by an adjustment to the carrying value of net operating loss carryforwards.

(2) Amounts reflect interest income related to the refund in (1).

(3) Amounts reflect the incentive compensation expense related to (2).

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	GAAP			Non-GAAP	GAAP			Non-GAAP
	June 27,	Non-GAAP		June 27,	June 27,	Non-GAAP		June 27,
	2004	Adjustments		2004	2004	Adjustments		2004
Net sales	$100,400	$—		$100,400	$347,390	$—		$347,390
Cost of sales	76,520	—		76,520	246,435	—		246,435

Gross profit	23,880	—		23,880	100,955	—		100,955
Research and development expenses	7,441	—		7,441	19,115	—		19,115
Selling, general and administrative expenses	15,121	—		15,121	48,239	—		48,239

Income from operations	1,318	—		1,318	33,601	—		33,601
Interest expense	(815)	—		(815)	(2,621)	—		(2,621)
Interest Income	1,230	—		1,230	3,373	—		3,373
Other income, net	1,082	—		1,082	2,806	—		2,806

Income before income taxes	2,815	—		2,815	37,159	—		37,159
Provision (benefit) for income taxes	(37,525)	(36,202)	(1)	(1,323)	(31,000)	(36,202)	(1)	5,202

Net income	$40,340	$36,202		$4,138	$68,159	$36,202		$31,957

Basic earnings per share	$1.55			$0.16	$2.62			$1.23

Diluted earnings per share	$1.30			$0.16	$2.22			$1.08

Weighted average common shares outstanding	26,073			26,073	26,016			26,016

Weighted average common and diluted shares outstanding	31,599			31,599	31,712			31,712

(1) Amounts reflect release of a significant portion of the valuation allowance previously established related to the future tax benefits of net operating loss carrryforwards.